Exhibit 99.1

PRELIMINARY

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
EASTERLY ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Darrell W. Crate and Avshalom Kalichstein (together the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of Easterly Acquisition Corp. (the “Company”) to be held on [               ] at 10:00 am, Eastern time at the offices of Easterly Acquisition Corp., 375 Park Avenue, 21st Floor, New York, New York 10152, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed hereon and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying joint proxy and consent solicitation statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY.

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE	☒

EASTERLY ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8

(1)	The Business Combination Proposal—To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 28, 2016, as amended (the “Merger Agreement”), by and among the Company, Solaris Merger Sub Inc., Sungevity, Inc. and Shareholder Representative Services LLC, and the transactions contemplated thereby (the “Merger”), including the business combination of the Company and Sungevity, Inc. and the issuance by the Company of shares of Company common stock to Sungevity securityholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Intention to Exercise Redemption Rights—If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the joint proxy and consent solicitation statement/prospectus under the heading “Special Meeting of Easterly Stockholders—Redemption Rights.”	REDEMPTION RIGHTS ☐

Stockholder Certification—I hereby certify that I am not acting in concert, or as a “group” as (defined in section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of the Company owned by me in connection with the proposed Merger.	SHAREHOLDER CERTIFICATION ☐

(2)	Proposal 2-To consider and vote upon a proposed amendment to the Company’s existing charter to provide for changes to the Company’s existing charter, principally including changing the Company’s corporate name from “Easterly Acquisition Corp.” to “Sungevity Holdings, Inc.” and removing provisions applicable only to special purpose acquisition companies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Proposal 3-To consider and vote upon a proposed amendment to the Company’s existing charter to adopt Delaware as the exclusive forum for certain litigation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Proposal 4-To consider and vote upon a proposed amendment to the Company’s existing charter to effect a two-for-three reverse stock split of all of the outstanding shares of the Company’s common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	Proposal 5-To consider and vote upon a proposed amendment to the Company’s existing charter to authorize an automatic increase in the number of directors serving on the Company’s board of directors during any period when holders of any series of preferred stock have the right to elect additional directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The Incentive Plan Proposal—To consider and vote upon a proposal to adopt the Sungevity Holdings, Inc. 2016 Omnibus Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7)	The Employee Stock Purchase Plan Proposal— To consider and vote upon a proposal to adopt the Sungevity Holdings, Inc. 2016 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)	The Adjournment Proposal—To consider and vote upon a proposal to adjourn the special meeting to a later date or dates,if necessary, to permit further solicitation of proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: , 2016

Signature

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a partnership, please sign in full partnership name by authorized officer. A vote to abstain will have the same effect as a vote AGAINST Proposals 2, 3, 4 and 5. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1, 2, 3, 4, 5, 6, 7 and 8. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.